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                                                                   Exhibit 12.02
CITICORP, INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

                                                                    YEAR ENDED DECEMBER 31,                   Six Months Ended
                                                                                                                  June 30,
EXCLUDING INTEREST ON DEPOSITS:                        2001       2000       1999       1998       1997       2002       2001
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                           8,316      8,722      7,795      7,308      6,776      3,343      4,363
     INTEREST FACTOR IN RENT EXPENSE                      303        283        235        213        189        150        128
     DIVIDENDS--PREFERRED STOCK                             -          -          -        126        223          -          -
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------

        TOTAL FIXED CHARGES                             8,619      9,005      8,030      7,647      7,188      3,493      4,491
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST AND
     CUMULATIVE EFFECT OF ACCOUNTING CHANGES           15,221     12,876     10,496      6,732      7,664      8,413      7,145
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                                8,619      9,005      8,030      7,521      6,965      3,493      4,491
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------

        TOTAL INCOME                                   23,840     21,881     18,526     14,253     14,629     11,906     11,636
                                                     =========  =========  =========  =========  =========  =========  =========

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                      2.77       2.43       2.31       1.86       2.04       3.41       2.59
                                                     =========  =========  =========  =========  =========  =========  =========

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                                  20,181     22,045     18,606     18,868     16,430      7,648     10,932
     INTEREST FACTOR IN RENT EXPENSE                      303        283        235        213        189        150        128
     DIVIDENDS--PREFERRED STOCK                             -          -          -        126        223          -          -
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------

        TOTAL FIXED CHARGES                            20,484     22,328     18,841     19,207     16,842      7,798     11,060
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST AND
     CUMULATIVE EFFECT OF ACCOUNTING CHANGES           15,221     12,876     10,496      6,732      7,664      8,413      7,145
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                               20,484     22,328     18,841     19,081     16,619      7,798     11,060
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------

        TOTAL INCOME                                   35,705     35,204     29,337     25,813     24,283     16,211     18,205
                                                     =========  =========  =========  =========  =========  =========  =========

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                      1.74       1.58       1.56       1.34       1.44       2.08       1.65
                                                     =========  =========  =========  =========  =========  =========  =========
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